UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 11, 2018

Crown Castle International Corp.
(Exact name of registrant as specified in its charter)

Delaware	001–16441	76-0470458
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1220 Augusta Drive, Suite 600 Houston, TX	77057
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 570-3000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d‑2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e‑4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

ITEM 1.01 — ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On July 11, 2018, Crown Castle Towers LLC (“Issuer Entity”) and certain of its direct subsidiaries issued $1,000,000,000 aggregate principal amount of Senior Secured Tower Revenue Notes, Series 2018-1, Class C-2023 and Series 2018-2, Class C-2028 (collectively, “Offered Notes”) and $52,700,000 aggregate principal amount of Senior Secured Tower Revenue Notes, Series 2018-1, Class R-2028 (“Series 2018-1, Class R Notes” and, together with the Offered Notes, “2018 Notes”) as additional debt securities under the Indenture dated as of June 1, 2005 (as amended and supplemented, “Indenture”), by and among the Issuer Entity, Crown Castle South LLC, Crown Communication LLC, Crown Castle Towers 05 LLC, Crown Castle PR LLC, Crown Castle MU LLC, Crown MUPA LLC (collectively, “Issuers”) and The Bank of New York Mellon (as successor to The Bank of New York as successor to JPMorgan Chase Bank, N.A.), as trustee (“Indenture Trustee”), pursuant to which the Issuers previously issued the outstanding Senior Secured Tower Revenue Notes, Series 2015-1, Class C-2022 and Series 2015-2, Class C-2025 (collectively, “Outstanding 2015 Notes” and, together with the 2018 Notes and any other notes issued under the Indenture, “Notes”). In connection with the offering of the Offered Notes and in accordance with the risk retention requirements of Regulation RR promulgated under the Securities Exchange Act of 1934, as amended (“Risk Retention Rules”), on July 11, 2018, a majority-owned affiliate of Crown Castle International Corp. (“Company”) purchased the Series 2018-1, Class R Notes in order to retain an “eligible horizontal residual interest” (as defined in the Risk Retention Rules) in an amount equal to at least 5% of the fair value of the 2018 Notes.

The 2018 Notes were issued pursuant to three indenture supplements each dated as of July 11, 2018 (“Indenture Supplements”), by and among the Issuers and the Indenture Trustee. All of the Issuers are indirect subsidiaries of the Company. The 2018 Notes constitute three new Series of Notes under the Indenture and were issued in three separate Classes set forth in the table below. Each Class of 2018 Notes will rank pari passu with each other Class of Notes of any other Series issued under the Indenture (including, in the case of the Offered Notes, the Outstanding 2015 Notes) that bears the same alphabetical Class designation. Each Class of Notes will be subordinated in right of payment to any other Class which has an earlier alphabetical designation. Capitalized terms used but not defined herein shall have the meanings assigned thereto in the Indenture.

2018 Notes
Series/Class	Initial Class Principal Balance	Interest Rate
Series 2018-1, Class C-2023	$250,000,000	3.720%
Series 2018-2, Class C-2028	$750,000,000	4.241%
Series 2018-1, Class R-2028	$52,700,000	4.469%

The Notes (including the 2018 Notes) are guaranteed by CC Towers Guarantor LLC (“Guarantor”), an indirect wholly owned subsidiary of the Company and the direct parent of the Issuer Entity. The Guarantor’s only material asset is its equity interest in the Issuer Entity. The Notes are obligations solely of the Issuers and the Guarantor and are not guaranteed by the Company or any affiliate of the Company other than the Guarantor.

The Notes (including the 2018 Notes) will be paid solely from the cash flows generated from the operation of the Tower Sites held directly and indirectly by the Issuers. The Issuers are special purpose entities that are prohibited from owning any assets other than their Tower Sites and related assets and from incurring any debt other than as contemplated by the Indenture. Under the Indenture, the Issuers and their subsidiaries will be permitted to issue new and additional Notes under certain circumstances, including so long as the Debt Service Coverage Ratio of the Issuers is at least 2.0x. As of March 31, 2018, the Issuers and their subsidiaries owned, leased, subleased or managed 10,888 Tower Sites in the United States and Puerto Rico.

The Notes (including the 2018 Notes) are secured by a first priority security interest granted by the Issuers in all of their assignable personal property, including their rights under the space licenses pursuant to which wireless communication companies or other users lease space on the Tower Sites and the revenues associated with the space licenses. The equity interests in each of the Issuers and their respective subsidiaries have also been pledged to secure repayment of the Notes. Approximately 4,757 Tower Sites are held by Crown Atlantic Company LLC (“Crown Atlantic”) and Crown Castle GT Company LLC (“Crown GT”), indirect subsidiaries of the Issuer Entity, whose governing instruments generally prevent them from issuing debt and granting liens on their assets without the approval of certain subsidiaries of Verizon Communications Inc. Consequently, while distributions paid to the Issuers by Crown Atlantic and Crown GT will service the Notes, the Notes are not obligations of, nor are the Notes secured by the cash flows or any other assets of, Crown Atlantic and Crown GT.

The Series 2018-1, Class C-2023 Notes and Series 2018-2, Class C-2028 Notes have a stated maturity date of July 15, 2043 and July 15, 2048, respectively. No principal payments in respect of the Series 2018-1, Class C-2023 Notes and Series 2018-2, Class C-2028 Notes are required to be made prior to their Anticipated Repayment Dates of July 15, 2023 and July 15, 2028, respectively, unless an Amortization Period commences, an Event of Default occurs, or certain casualty or condemnation events occur. The Series 2018-1, Class R Notes have a stated maturity date of July 15, 2048 and an Anticipated Repayment Date of July 15, 2028. Payments of principal, interest and other amounts in respect of the Series 2018-1, Class R Notes and any other Risk Retention Notes issued under the Indenture from time to time will be fully subordinated to the outstanding Notes of each other Class under the Indenture. The Series 2018-1, Class R Notes may not be voluntarily prepaid or otherwise retired prior to the end of the Risk Retention Period.

The Issuers may voluntarily prepay the Offered Notes in whole or in part on any Payment Date; provided that such prepayment is accompanied by the applicable Prepayment Consideration if the prepayment occurs, in the case of the Series 2018-1, Class C-2023 Notes, more than twelve months or, in the case of the Series 2018-2, Class C-2028 Notes, more than eighteen months prior to the Anticipated Repayment Date for such Notes.

Crown Castle Atlantic LLC and Crown Castle GT Holding Sub LLC, the holders of the equity interests in Crown Atlantic and Crown GT, and the Issuers (collectively, “Owners”) are parties to a management agreement dated as of June 8, 2005 (as amended, “Management Agreement”) with Crown Castle USA Inc., as manager (“Manager”). The Manager is a wholly owned indirect subsidiary of the Company. Pursuant to the Management Agreement, the Manager performs, on behalf of the Asset Entities, those functions reasonably necessary to maintain, market, operate, manage and administer the Tower Sites.

The Owners, the Indenture Trustee and Manager are also parties to a cash management agreement dated as of June 8, 2005 (as amended, “Cash Management Agreement”). Pursuant to the Cash Management Agreement, the Indenture Trustee administers the reserve funds in the manner set forth in the Indenture. Pursuant to the Servicing Agreement between Midland Loan Services, Inc. (“Servicer”) and the Indenture Trustee dated as of June 8, 2005 (“Servicing Agreement”), the Servicer administers and oversees the performance by the Issuers and the Manager of their respective obligations under the Transaction Documents.

The Issuers used the net proceeds received from the issuance of the Offered Notes, together with cash from the Company, to repay in full all of the outstanding Senior Secured Tower Revenue Notes, Series 2010-6, Class C-2020 previously issued under the Indenture and to pay related fees and expenses.

The above summary of the Indenture, the Management Agreement, the Cash Management Agreement, the Servicing Agreement and the Indenture Supplements is qualified in its entirety by reference to the complete terms and provisions of the Indenture, the Management Agreement, the Cash Management Agreement and the Servicing Agreement previously filed by the Company on Form 8-K on June 8, 2005, the amendment to the Management Agreement previously filed by the Company on Form 8-K on September 28, 2006, the Joinder and Amendment to Management Agreement and the Joinder to Cash Management Agreement filed by the Company on Form 8-K on December 5, 2006, and the three Indenture Supplements filed herewith as Exhibits 4.1, 4.2 and 4.3.

ITEM 2.03 — CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT

See information in Item 1.01, which is incorporated herein by reference.

ITEM 9.01 — FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits

Exhibit Index
Exhibit No.	Description
4.1
Indenture Supplement, dated as of July 11, 2018, relating to the Senior Secured Tower Revenue Notes, Series 2018-1, Class C-2023, by and among The Bank of New York Mellon (as successor to The Bank of New York as successor to JPMorgan Chase Bank, N.A.), as Indenture Trustee, and Crown Castle Towers LLC, Crown Castle South LLC, Crown Communication LLC, Crown Castle Towers 05 LLC, Crown Castle PR LLC, Crown Castle MU LLC and Crown Castle MUPA LLC, collectively as Issuers

4.2
Indenture Supplement, dated as of July 11, 2018, relating to the Senior Secured Tower Revenue Notes, Series 2018-2, Class C-2028, by and among The Bank of New York Mellon (as successor to The Bank of New York as successor to JPMorgan Chase Bank, N.A.), as Indenture Trustee, and Crown Castle Towers LLC, Crown Castle South LLC, Crown Communication LLC, Crown Castle Towers 05 LLC, Crown Castle PR LLC, Crown Castle MU LLC and Crown Castle MUPA LLC, collectively as Issuers

4.3	Indenture Supplement, dated as of July 11, 2018, relating to the Senior Secured Tower Revenue Notes, Series 2018-1, Class R-2028, by and among The Bank of New York Mellon (as successor to The Bank of New York as successor to JPMorgan Chase Bank, N.A.), as Indenture Trustee, and Crown Castle Towers LLC, Crown Castle South LLC, Crown Communication LLC, Crown Castle Towers 05 LLC, Crown Castle PR LLC, Crown Castle MU LLC and Crown Castle MUPA LLC, collectively as Issuers

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CROWN CASTLE INTERNATIONAL CORP.

By:	/s/ Kenneth J. Simon
Name: Kenneth J. Simon
Title: Senior Vice President and General Counsel

Date: July 16, 2018